                                                                    EXHIBIT 10.2

                              AMENDMENT NO. 1 TO
                           ASSET PURCHASE AGREEMENT

          AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") dated as of June 10, 1999, by and between Jafra Cosmetics International, Inc. a Delaware corporation ("Jafra") and Universal Packaging Systems, Inc., a California corporation ("Contractor").


                              W I T N E S S E T H

          WHEREAS, Jafra and Contractor are parties to an Asset Purchase Agreement, dated as of June 10, 1999, by and between Jafra and Contractor (the "Asset Purchase Agreement");

          WHEREAS, the parties desire to amend the Asset Purchase Agreement to provide for certain post-closing matters as set forth below;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the parties hereto agree to amend the Asset Purchase Agreement as follows:

                                   ARTICLE I
                                  AMENDMENTS

     1.1 Paragraph 1.1.1(a) of the Asset Purchase Agreement is hereby deleted in its entirety, and the following substituted in lieu thereof:

          1.1.1  Sale of Assets. (a) Subject to the terms and conditions of this
                 --------------
     Agreement, at the Closing of the transactions contemplated by this Agreement (the "Closing"), Jafra will sell, convey, assign and transfer certain assets (the "Assets") to Contractor and Contractor will purchase the Assets from Jafra, free and clear of all liens, claims and encumbrances (collectively "Liens") of third parties, other than Liens created pursuant to that certain Security Agreement dated as of April 30, 1998, among Jafra (formerly known as CDRJ Acquisition Corporation), each subsidiary of Jafra listed on Schedule I thereto and Credit Suisse First Boston, as collateral agent for the secured parties named therein (the "CSFB Security Agreement"). The specific items to be included in the Assets will be listed on a schedule to be agreed upon between Contractor and Jafra, and attached to this Agreement, on or before ***.
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     1.2  Paragraph 1.1.2 of the Asset Purchase Agreement is hereby deleted in its entirety, and the following substituted in lieu thereof:

          1.1.2  Sale of Inventory. Subject to the terms and conditions of this
                 -----------------
     Agreement, at the Closing Jafra will sell, convey, assign and transfer the inventory, raw materials and components that Jafra has in stock (the "Inventory") to Contractor and Contractor will purchase the Inventory from Jafra free and clear of all Liens of third parties, other than Liens created pursuant to the CSFB Security Agreement. The specific items to be contained in the Inventory will be determined at the conclusion of the transfer of the Inventory, which transfer shall be concluded no later than ***. Jafra warrants that: (i) the age of the Inventory will be such that it will not expire on or before ***, and (ii) the Inventory will be usable and used to manufacture Products for Jafra on or before ***. In the event of a breach of the foregoing warranty, Jafra agrees to credit against principal owing on the Inventory Note (defined below) an amount equal to that which Contractor paid for that portion of the Inventory that does not conform to the foregoing warranty.

     1.3  The following paragraph shall be added to the Asset Purchase
Agreement:

          7.6 Release or Termination of Liens. To the extent that any of the Assets and Inventory remain subject to any Liens under the CSFB Security Agreement at or after the Closing, Jafra agrees that on or before ***, it will take, or cause to be taken, all actions necessary and proper to release and/or terminate any Liens against the Assets and the Inventory under the CSFB Security Agreement, including, without limitation: the execution and filing in the appropriate jurisdictions of UCC-3s (or such other similar filings as may be required) to provide for the release of Liens on the Assets and Inventory created by the CSFB Security Agreement.

                                  ARTICLE II
                                 MISCELLANEOUS

     2.1 Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, and on the date of receipt, if sent by facsimile transmission (with telephonic and mail confirmation) or by recognized overnight carrier service (e.g., Federal Express or United Parcel Service), and three (3) business days after mailing by United States mail, certified or registered with return receipt requested, addressed to the parties at their addresses set forth below:
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     If to Jafra, to:

               Jafra Cosmetics International, Inc.
               2451 Townsgate Road
               Westlake Village, California  91361
               Attn:  Vice President, Manufacturing
               Fax: 805-449-3259

     With a copy to:

               Office of the General Counsel
               Fax: 805-449-3256

     If to Contractor, to:

               Universal Packaging Systems, Inc.
               4575 Danito Court
               Chino, California  91710
               Attn:  Julio Liberal
               Fax: 909-590-5869

     With a copy to:

               Ronald J. Grant, Esq.
               Tilles, Webb, Kulla & Grant, ALC
               433 North Camden Drive, Suite 1010
               Beverly Hills, California  90210
               Fax:  310-888-3433

Any party may change its address for notices by giving notice of such change in accordance with the foregoing procedures. Any notice not sent in accordance with the foregoing, shall be deemed given on the date of actual receipt.

     2.2  Expenses. Each party is responsible for its own expenses hereunder.
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No party may impose any costs or expenses on the other party other than those explicitly set forth in this Agreement.

     2.3  Counterparts. This Amendment may be executed in one or more
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counterparts, all of which taken together constitute one instrument.

     2.4  Waiver. The waiver by either party of any provision, nonperformance
          ------
or any breach of any provision of this Amendment will not constitute a waiver of any subsequent nonperformance or other breach of the same or any other provision.
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     2.5  Severability. If any provision of this Amendment  is held to be
          ------------
ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions hereof.

     2.6  Headings. The section headings of this Amendment are for reference
          --------
only and shall not be of any force and effect.

     2.7  Facsimile. This Amendment may be executed and delivered by
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facsimile, which the parties agree shall have the same legal effect as if the parties had delivered copies bearing original signatures.
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     2.8  Governing Law. This Amendment will be governed by the internal laws
          -------------
of the State of California without giving effect to any principles of conflicts of laws.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be signed on its behalf by its duly authorized representative as of the date first written above.

                              JAFRA COSMETICS INTERNATIONAL, INC.


                              By: /s/ Brian Chase
                                 ---------------------------------------
                                 Name: Brian Chase
                                 Title: Vice President, Manufacturing


                              By: /s/ Michael DiGregorio
                                  --------------------------------------
                                  Name: Michael DiGregorio
                                  Title: Chief Financial Officer


UNIVERSAL PACKAGING SYSTEMS, INC.


By: /s/ Julio Liberal
    ---------------------------
    Name: Julio Liberal
    Title: President

By: /s/ Mark Tomberlin
    ----------------------------
    Name: Mark Tomberlin
    Title: Chief Financial Officer